UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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VF CORPORATION

(Name of Registrant as Specified In Its Charter)

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VF CORPORATION

March 20, 2009

Dear Shareholder:

The Annual Meeting of Shareholders of VF Corporation will be held on Tuesday, April 28, 2009, at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

At the meeting, shareholders will be asked to (i) elect four directors; (ii) ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009; and (iii) consider such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

You may vote in person at the Annual Meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided, as explained on page 1 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Eric C. Wiseman
Chairman, President and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD
ON APRIL 28, 2009

This proxy statement and our Annual Report to security holders on Form 10-K for 2008 are available at www.edocumentview.com/vfc.

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2009

March 20, 2009

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, on Tuesday, April 28, 2009, at 10:30 a.m., for the following purposes:

(1) to elect four directors;

(2) to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009; and

(3) to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report on Form 10-K for 2008 is enclosed for your information.

Only shareholders of record as of the close of business on March 10, 2009 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through
our toll-free telephone number, or by signing, dating and
promptly returning your proxy in the enclosed envelope.

VF CORPORATION

PROXY STATEMENT

For the 2009 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on April 28, 2009 and any adjournments of the meeting (the “Meeting”).

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, holders of VF Common Stock will vote on the matters described in the notice of the Meeting on the front page of this proxy statement, including the election of four directors, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009 and transaction of such other business as may properly come before the Meeting.

Who is entitled to vote at the Meeting?

Only shareholders of record on March 10, 2009, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote on each matter considered at the Meeting.

How do shareholders vote?

Shareholders may vote at the Meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the Meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

There are three ways to vote by proxy:

1) BY INTERNET:  Visit the web site www.envisionreports.com/vfc. To vote your shares, you must have your proxy/voting instruction card in hand. The web site is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on April 27, 2009;

2) BY TELEPHONE:  Call toll-free 1-800-652-VOTE (1-800-652-8683). Shareholders outside of the U.S. and Canada should call 1-781-575-2300. To vote your shares, you must have your proxy/voting instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 27, 2009; or

3) BY MAIL:  Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to VF Corporation, c/o Computershare Investor Services, P.O. Box 43126, Providence, Rhode Island 02940.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. At the close of business on March 10, 2009, there were 110,477,997 outstanding shares of Common Stock.

What are the Board’s recommendations?

The Board recommends a vote FOR the election of the four nominees proposed for election as directors and FOR ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the Meeting. Persons named as proxy holders on the accompanying form of proxy/voting instruction card are Eric C. Wiseman, Chairman, President and Chief Executive Officer of VF, and Candace S. Cummings, Vice President — Administration, General Counsel and Secretary of VF.

What vote is required to approve each item?

The four nominees for election as directors who receive the greatest number of votes will be elected directors. Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009 or approval of any other matter to come before the Meeting require the affirmative vote of a majority of the votes cast on such matter at the Meeting. Withheld votes, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2009.

Other Information

A copy of VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

VF’s mailing address is P.O. Box 21488, Greensboro, North Carolina 27420. This proxy statement and the form of proxy/voting instruction card were first mailed or given to shareholders on approximately March 20, 2009.

ITEM NO. 1

ELECTION OF DIRECTORS

VF’s Board of Directors has nominated the four persons named below to serve as directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. The Board of Directors may fill vacancies in the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, 11 of VF’s 12 directors have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and as attached hereto as Appendix A, and the Listing Standards of the New York Stock Exchange, the securities exchange on which VF’s Common Stock is traded.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

To serve until the 2012 Annual Meeting
Robert J. Hurst, 63	Managing Director, Crestview Partners LLC	1994
W. Alan McCollough, 59	Retired; former Chairman of the Board, Circuit City Stores, Inc.	2000
M. Rust Sharp, 68	Of Counsel to Heckscher, Teillon, Terrill & Sager (Attorneys)	1984
Raymond G. Viault, 64	Retired; former Vice Chairman, General Mills, Inc	2002

Mr. Hurst has been a Managing Director of Crestview Partners LLC, a private equity firm, since 2005. Previously, he was Vice Chairman of The Goldman Sachs Group, Inc., an international investment banking and securities firm. Mr. Hurst also serves as a director of Paris Re Holdings Limited. Mr. Hurst is a member of the Executive, Finance and Nominating and Governance Committees of the Board of Directors.

Mr. McCollough served as Chairman of the Board of Circuit City Stores, Inc., a specialty retailer of consumer electronics and related services, from 2002 until June 2006. He was also Chief Executive Officer of the company from 2002 until his retirement from that position at the end of February 2006, and President of the company from 2002 until 2005. Mr. McCollough also serves as a director of LA-Z-Boy Incorporated and Goodyear Tire & Rubber Company. Mr. McCollough is a member of the Compensation and Nominating and Governance Committees of the Board of Directors.

Mr. Sharp has been Of Counsel to Heckscher, Teillon, Terrill & Sager, a law firm located in West Conshohocken, Pennsylvania, since 1999. Mr. Sharp is a member of the Executive and Compensation Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 44).

Mr. Viault was Vice Chairman of General Mills, Inc. with responsibility for General Mills’ Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses until his retirement in 2005. Mr. Viault joined General Mills as Vice Chairman in 1996. Mr. Viault also serves as a director of Safeway Inc., a food and drug retailer in North America, Newell Rubbermaid Inc., a consumer products company, and Cadbury plc, a confectionery company. He is a member of the Compensation and Finance Committees of the Board of Directors.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2011 Annual Meeting
Charles V. Bergh, 51	Group President, Global Personal Care, The Procter & Gamble Company	2008
Juan Ernesto de Bedout, 64	Group President Latin American Operations, Kimberly-Clark Corporation	2000
Ursula O. Fairbairn, 66	President and Chief Executive Officer, Fairbairn Group LLC	1994
Eric C. Wiseman, 53	Chairman, President and Chief Executive Officer of VF	2006

Mr. Bergh is Group President, Global Personal Care, for The Procter & Gamble Company (P&G). He has held a progression of leadership roles with P&G since joining the company in 1983. Mr. Bergh serves as a member of the Audit and Finance Committees of the Board of Directors.

Mr. de Bedout has served as Group President of Latin American Operations for Kimberly-Clark Corporation, a global health and hygiene company, responsible for business units in Central and South America as well as the Caribbean, since 1999. He is a member of the Audit and Finance Committees of the Board of Directors.

Ms. Fairbairn has served as President and Chief Executive Officer, Fairbairn Group LLC, a human resources and executive management consulting company, since April 2005. She served as Executive Vice President — Human Resources & Quality, American Express Co., a diversified global travel and financial services company, from 1996 until her retirement in 2005. Ms. Fairbairn also serves as a director of Air Products and Chemicals, Inc., Centex Corporation and Sunoco, Inc. She is a member of the Executive, Compensation and Nominating and Governance Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 44).

Mr. Wiseman has served as Chairman of the Board of Directors of VF since August 2008, as President of VF since March 2006 and as Chief Executive Officer since January 2008. He served as Chief Operating Officer from March 2006 until January 2008. He was elected a director of VF in October 2006. Mr. Wiseman joined VF in 1995 and has held a progression of leadership roles within and across VF’s coalitions. Mr. Wiseman also serves as a director of CIGNA Corporation. Mr. Wiseman serves as an ex officio member of the Finance Committee of the Board of Directors.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2010 Annual Meeting
Juliana L. Chugg, 41	Senior Vice President, General Mills, Inc. and President, Pillsbury U.S.A.	2009
Barbara S. Feigin, 71	Consultant	1987
George Fellows, 66	President and Chief Executive Officer, Callaway Golf Company	1997
Clarence Otis, Jr., 52	Chairman and Chief Executive Officer, Darden Restaurants, Inc.	2004

Ms. Chugg is a Senior Vice President of General Mills, Inc. and President of its Pillsbury USA division. She has held a progression of leadership roles with General Mills and Pillsbury since 1996. Ms. Chugg also serves as a director of H.B. Fuller Company.

Ms. Feigin has been a consultant specializing in strategic marketing and branding since 1999. She served as Executive Vice President and Worldwide Director of Strategic Services of Grey Advertising Inc. from 1983 until her retirement from that position in 1999. She is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

Mr. Fellows has been President and Chief Executive Officer of Callaway Golf Company and a member of its Board of Directors since 2005. Previously, he served as a consultant to Investcorp International, Inc. and other private equity firms from 2000 through July 2005. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

Mr. Otis is Chairman and Chief Executive Officer of Darden Restaurants, Inc. Previously, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004. Mr. Otis also serves as a director of Verizon Communications, Inc. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

CORPORATE GOVERNANCE AT VF

As provided by the Pennsylvania Business Corporation Law and VF’s By-Laws, VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During 2008, the independent directors met in executive session without management present six times. The chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. In April 2008 Ursula O. Fairbairn, Chairman of the Compensation Committee, was selected by the Board to serve as presiding director until VF’s 2009 Annual Meeting of Shareholders.

Corporate Governance

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board’s Corporate Governance Principles, the Audit, Nominating and Governance, Compensation and Finance Committee charters, code of business conduct and ethics applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s web site (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 21488, Greensboro, North Carolina 27420. Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chairman of the Nominating and Governance Committee, c/o the Secretary of VF at the address set forth in the preceding sentence, or call the

VF Ethics Helpline at 1-877-285-4152 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than frivolous communications and solicitations, to the Chairman of the Nominating and Governance Committee.

Management has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, and the related rules of the Securities and Exchange Commission and the New York Stock Exchange Listing Standards regarding corporate governance policies and procedures. We believe that the Board’s Corporate Governance Principles and committee charters meet these requirements.

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through VF’s processes for review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of the Common Stock of VF, or an immediate family member of any such person.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Nominating and Governance Committee of any such disclosure. Conflicts of interests involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Nominating and Governance Committee of any such disclosure.

In addition, all directors and persons subject to reporting under Section 16 of the Rules and Regulations under the Securities Exchange Act of 1934 are required to disclose any transaction between them, entities they own an interest in, or their immediate family members, and VF (other than transactions available to all employees generally or transactions of less than $100,000 in value) to the General Counsel. The General Counsel presents any items disclosed by any director to the full Board of Directors, and any item disclosed by an officer to the Nominating and Governance Committee.

Board of Directors

In accordance with VF’s By-Laws, the Board of Directors has set the number of directors at 12. Eleven of VF’s directors are non-employee directors. The Board considered transactions and relationships between each director and members of his or her immediate family and VF and determined that 11 of VF’s 12 directors are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the New York Stock Exchange Listing Standards and the categorical standards adopted by the Board that are part of the Corporate Governance Principles and are attached hereto as Appendix A.

The Board determined that Ms. Chugg, Ms. Fairbairn and Ms. Feigin and Messrs. Bergh, de Bedout, Fellows, Hurst, McCollough, Otis, Sharp and Viault are independent directors, and that Mr. Wiseman is not an independent director.

During 2008, VF’s Board of Directors held seven meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he or she served, and every current member of the Board attended the Annual Meeting of Shareholders in 2008, other than Mr. Bergh who was elected to the Board in July 2008, and Ms. Chugg who was elected to the Board in 2009.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Nominating and Governance, and Compensation Committees. The Board has determined that each of the members of the Audit, Nominating and Governance and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Nominating and Governance and Compensation Committees follows.

Audit Committee:  The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the Securities and Exchange Commission;

•	overseeing the scope and adequacy of VF’s system of internal accounting controls;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm.

As of the date of this proxy statement, the members of the Committee are Messrs. Fellows (Chairman), Bergh, de Bedout, and Otis and Ms. Feigin. The Committee held eight meetings during 2008. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the New York Stock Exchange Listing Standards and the Securities and Exchange Commission regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Fellows and Otis qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the Securities and Exchange Commission regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the New York Stock Exchange. Messrs. Fellows and Otis acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements in their roles as chief executive officer of a public company.

Finance Committee:  The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures; and

•	VF’s annual capital expenditure budgets and certain capital projects.

As of the date of this proxy statement, the members of the Committee are Messrs. Hurst (Chairman), Bergh, de Bedout and Viault. Mr. Wiseman serves as an ex officio member of the Committee. The Committee held four meetings during 2008.

Nominating and Governance Committee:  The responsibilities of the Nominating and Governance Committee include:

•	screening potential candidates for director and recommending candidates to the Board of Directors;

•	recommending to the Board a succession plan for the Chairman and Chief Executive Officer; and

•	reviewing and recommending to the Board governance policies and principles for VF.

The Committee generally identifies nominees for director by engaging a third party search firm whose function is to assist in the identification of potential nominees. The search firm is paid a fee for its services. Candidates are selected for their character, judgment, business experience and acumen. Board members are selected to represent all shareholders and not any particular constituency. The Committee will consider suggestions received from shareholders regarding nominees for election as directors, which should be submitted to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 150 days prior to the date of the annual meeting, or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. As of the date of this proxy statement, the members of the Committee are Ms. Feigin (Chairman) and Messrs. Fellows, Hurst, McCollough and Otis and Ms. Fairbairn. The Committee held six meetings during 2008.

Compensation Committee:  The Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives, review and make recommendations to the Board concerning compensation and benefits for key employees, and review and make recommendations to the Board concerning VF’s executive organizational structure. The responsibilities of the Compensation Committee include:

•	reviewing and approving VF’s goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

•	annually recommending to the Board the salary of each executive officer of VF at the level of Vice President or above;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s employee incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	periodically reviewing and recommending to the Board compensation to be paid to non-employee directors.

The Committee has the authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer and senior executive compensation. The Committee retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) in July 2008 as its independent compensation consultant to assist the Committee in accomplishing its objectives. Frederic Cook has no relationship with VF other than providing services to the Compensation Committee. During 2008, Towers Perrin also served as an outside compensation consultant to the Committee. The Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him. The Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 14. The members of the Committee are Ms. Fairbairn (Chairman) and Messrs. McCollough, Sharp and Viault. The Committee held five meetings during 2008.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the Securities and Exchange Commission, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors.

Summary of Committee Membership and Meetings Held

Committee Membership of Independent Directors and Number of Meetings Held in 2008
Nominating and
	Audit	Compensation	Governance	Finance
Director	Committee	Committee	Committee	Committee

Charles V. Bergh	Member			Member

Juan Ernesto de Bedout	Member			Member

Ursula O. Fairbairn		Chairman	Member

Barbara S. Feigin	Member		Chairman

George Fellows	Chairman		Member

Robert J. Hurst			Member	Chairman

W. Alan McCollough		Member	Member

Clarence Otis, Jr.	Member		Member

M. Rust Sharp		Member

Raymond G. Viault		Member		Member

Number of Meetings	8	5	6	4

Directors’ Compensation

The components of directors’ compensation are cash retainer, committee fees and equity-based grants. The Board sets directors’ compensation based on analysis of information provided by the independent compensation consultant to the Committee annually regarding director compensation of publicly traded companies of a size comparable to VF as to the amount and allocation among cash retainer, committee fees and equity-based grants. The following describes our standard director compensation effective January 1, 2009, with changes from 2008 noted. Each director other than Mr. Wiseman receives an annual retainer of $50,000 payable in quarterly installments, plus a fee of $1,500 for each Board meeting attended. Each director who serves on a committee is paid $1,500 for each meeting attended. Each director serving as chairman of a committee also receives an additional retainer of $15,000 per year (increased from $7,500 in 2008). Each director is paid $1,000 per day for special assignments in connection with Board or committee activity as designated by the Chairman of the Board. Travel and lodging expenses are reimbursed. Mr. Wiseman, the only director who is also an employee of VF, does not receive any compensation in addition to his regular compensation for attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums, including Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Eight directors elected to defer compensation in 2008. VF does not provide pension, medical or life insurance benefits to its non-employee directors. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors.

In order to link compensation of directors to VF’s stock performance, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted awards (restricted stock or restricted stock units) under VF’s 1996 Stock Compensation Plan. In 2009, non-employee directors received options to purchase 6,385 shares of VF Common Stock, which had a fair value of $90,220 according to the amount recognized for financial statement reporting purposes in accordance with FAS 123(R). In 2008, the directors received options to purchase 5,713 shares of VF Common Stock, which had a fair value of $93,693 according to the amount recognized for financial statement reporting purposes in accordance with FAS 123(R). Such options have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, have a stated term of ten years and become exercisable one year after the date of grant. Options are exercisable only so long as the optionee remains a director of VF except that, subject to earlier expiration of the option term, options are not forfeited and are exercisable for 36 months after the director’s separation from the Board. It is VF’s policy to strongly encourage stock ownership by VF directors to closely align the interests of directors and shareholders. Accordingly, directors are expected to accumulate, over a specific period of time, and then retain, shares having a fair market value equal to three times their annual retainer.

Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs.

Each director is eligible to participate in VF’s matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year. This program is available to all VF employees and directors.

2008 Independent Director Compensation

	Fees Earned or		All Other
	Paid in Cash	Option Awards[1]	Compensation[2]	Total
Director	($)	($)	($)	($)

Charles V. Bergh*	$35,500	$-0-	$-0-	$35,500

Juan Ernesto de Bedout	78,500	93,693	10,000	182,193

Edward E. Crutchfield*	74,000	93,693	10,000	177,693

Ursula O. Fairbairn	84,500	93,693	250	178,443

Barbara S. Feigin	89,000	93,693	2,600	185,293

George Fellows	87,500	93,693	-0-	181,193

Daniel R. Hesse*	21,167	93,693	6,250	121,110

Robert J. Hurst	72,500	93,693	10,000	176,193

W. Alan McCollough	75,500	93,693	-0-	169,193

Clarence Otis, Jr.	80,000	93,693	-0-	173,693

M. Rust Sharp	68,000	93,693	-0-	161,693

Raymond G. Viault	78,500	93,693	-0-	172,193

*	Mr. Bergh joined the Board of Directors on July 15, 2008; Messrs. Hesse and Crutchfield left the Board of Directors effective April 25, 2008 and December 31, 2008, respectively.

[1]	Each Director was awarded options to purchase 5,713 shares of VF Common Stock on February 8, 2008. The date of the award in 2008 was the same date as the annual awards of options to executives. The value in this column is the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123(R) and is the full fair value of the award in accordance with FAS 123(R). The assumptions used and the resulting weighted average value of stock options granted during 2008 is summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2009. The following options to purchase shares of VF Common Stock were outstanding at the end of 2008 for each current non-employee Director: Charles V. Bergh, 0; Juan Ernesto de Bedout, 41,913; Ursula O. Fairbairn,46,713; Barbara S. Feigin, 46,713; George Fellows, 46,713; Robert J. Hurst, 51,513; W. Alan McCollough, 41,913; Clarence Otis, Jr., 27,513; M. Rust Sharp, 46,713; and Raymond G. Viault, 32,313.

[2]	The amounts in this column reflect matching contributions under VF’s charitable matching gift program.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of VF’s compensation program, compensation philosophy and objectives, the components of executive compensation, and executive stock ownership.

Overview of Compensation Program

The goals of VF’s Executive Compensation Program (the “Program”) are:

•	To provide incentives for achieving and exceeding VF’s short-term and long-term financial goals;

•	To align the financial objectives of VF’s executives with those of its shareholders, both in the short and the long term; and

•	To attract and retain highly competent executives.

The Compensation Committee

VF’s Compensation Committee, composed entirely of independent directors, administers the Program. The Committee’s responsibilities are defined by its charter. The Committee is responsible for reviewing and approving VF’s goals and objectives relevant to the Chairman and Chief Executive Officer’s compensation, setting his compensation levels and formulating his compensation package, as well as reviewing and approving the compensation packages for the other named executive officers of VF. The Committee also annually reviews the performance of the Chairman and Chief Executive Officer and reviews the evaluations of the other named executive officers. The Committee administers and interprets VF’s employee incentive compensation plans in accordance with the terms of each plan. The Compensation Committee is responsible for reviewing all components of the Program annually to confirm that they are necessary and appropriate for VF and in the competitive marketplace for executive talent.

Compensation Consultant

The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant. The Committee retained Towers Perrin, which also performs other services for the Company, as its outside compensation consultant for 2008. In July 2008 the Committee also retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives. Frederic Cook has no relationship with VF other than providing advisory services to the Committee. The Committee has requested that a representative of its compensation consultant attend all meetings and executive sessions of the Committee. A representative of Towers Perrin did attend all meetings of the Committee in 2008 and a representative of Frederic Cook attended all meetings of the Committee after its retention by the Committee in July 2008. Towers Perrin, while no longer the outside compensation consultant to the Committee, has provided and will continue to provide comparative compensation data to the Committee and, at the Committee’s request, to Frederic Cook. The Committee has instructed Frederic Cook to review Towers Perrin data and other data it deems appropriate and independently prepare an analysis of compensation data regarding the Chairman and Chief Executive Officer for review by the Committee.

Management’s Role in the Compensation Setting Process

As requested by the Committee, management is responsible for providing the outside compensation consultant with information to facilitate the consultant’s role in advising the Committee and preparing information for each Committee meeting. The Vice President — Human Resources and the Chairman and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting. These executives also work with the Committee Chairman to prepare the agenda for each meeting, provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chairman and Chief Executive Officer. Based on management’s knowledge of the publicly traded industry-related companies with which VF is most likely to compete for top executives, management also recommends for the Committee’s consideration the industry group of apparel/retail companies whose compensation data is analyzed by the outside consultant for evaluation by the Compensation Committee in its process of establishing compensation targets. In addition, the Chairman and Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him.

Compensation Philosophy and Objectives

The Program incorporates four compensation objectives. The Program aims to:

1. Motivate executive performance to accomplish VF’s short-term and long-term business objectives;

2. Provide annual incentives to executives based on corporate and individual performance;

3. Provide executives with equity-based compensation, thus aligning the interests of shareholders and executives; and

4. Offer total compensation that is competitive with other large U.S.-based companies with which VF may compete for executive talent.

VF balances each of the Program’s objectives by establishing target compensation levels for executive pay to motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals, and reduce compensation below target levels if goals are not achieved. In setting the targets, the Committee also assesses whether they promote unnecessary risk and has determined that they do not. These levels are achieved through a combination of the following elements of total direct compensation:

•	Base salary,

•	Annual cash incentive awards, and

•	Long-term equity incentive awards consisting of

•	performance-contingent restricted stock units (“RSUs”), and

•	stock options.

Competitive Compensation Targets

The Committee used information provided by Towers Perrin from its executive compensation database, which includes executive compensation data for over 800 U.S.-based companies (the “Comparison Data”), to establish compensation targets for 2008. The Comparison Data was provided by Towers Perrin on an aggregated basis. Due to significant variance in size among the companies in the Comparison Data, Towers Perrin used regression analysis to size-adjust the compensation data to VF’s approximate annual revenue range. Towers Perrin presents the size-adjusted data to the Committee. The Committee does not receive or use information on any subset of the database and the Committee is not aware of the identities of the individual companies in the database. The Committee utilizes that data to establish compensation targets. In addition, the Committee evaluated compensation data regarding an industry group of publicly traded apparel/retail companies (collectively, the “Industry Group”) to assure the Committee that the compensation targets were reasonable as compared to companies representative of those most likely to compete with VF for executive talent. The companies that comprised VF’s Industry Group in 2008 were Columbia Sportswear Company, The Gap, Inc., Guess, Inc., Jones Apparel Group, Inc., Kellwood Company, Limited Brands, Inc., Liz Claiborne, Inc., NIKE, Inc., Polo Ralph Lauren Corporation, The Talbots, Inc., The Timberland Company and Phillips-Van Heusen Corporation. In setting target levels of compensation, the Committee uses the aggregate Comparison Data provided by Towers Perrin as its principal tool because it is both broader and more specific than available data for the narrower Industry Group.

The Compensation Committee sets total direct compensation (base salary, target annual cash incentive awards and target long-term equity incentive award values) for senior executives generally between the 50th and 75th percentile of the Comparison Data. For 2008, the target compensation was not above this range for any named executive officer for whom the Committee established a target. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of percentiles. The Committee believes that it should set total direct compensation targets for VF’s senior executives within this range to appropriately motivate and reward strong performance and retain top talent at a reasonable cost to VF as indicated by the available data. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions according to the Comparison Data based on targeted performance goals established by the Committee. Based on the Committee members’ evaluation of VF’s Chief Executive Officer and other executive officers, and on their assessment of the value to VF of each individual and the risks to VF of losing individuals viewed as key to VF’s short-term and long-term success, the Committee may position each executive’s total direct compensation above, within or below the targeted range. Benefits are set at levels intended to be competitive but are not included in the Committee’s evaluation of total direct compensation.

The components of the target total direct compensation opportunity for each executive set by the Committee annually are short-term cash compensation (annual base salary and target non-equity incentives) and long-term equity compensation (stock options and RSUs). The Committee generally allocates between total cash compensation and equity compensation based on the analysis provided by its compensation consultants to be competitive with the Comparison Data and the Industry Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to performance of companies in VF’s Industry Group.

Balance of Base Salary and At-Risk Components

VF’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on VF’s financial performance. The at-

risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of total compensation is progressively greater for higher level positions. The at-risk portions of 2008 targeted total compensation for the executives named in this proxy statement were as follows:

At-risk Portion of Targeted
Executive	Total Direct Compensation

Mr. Wiseman	84%

Mr. Shearer	72%

Ms. Cummings	71%

Mr. Gannaway	65%

Mr. Rogers	65%

VF intends to continue this strategy of compensating its executives through programs that emphasize performance-based incentive compensation by linking executive compensation to VF’s performance. Furthermore, the compensation will be structured to appropriately balance between the long-term and short-term performance of VF, and between VF’s financial performance and shareholder return.

Total Compensation Review

The Compensation Committee has established a practice of annually reviewing all components of VF’s top executives’ compensation and the Committee performed this review in 2008. The Committee reviewed the dollar amounts affixed to all components of the executives’ 2008 compensation, including current cash compensation (base salary and non-equity incentive plan payments), assumed value of long-term incentive compensation (RSUs and stock options valued in a manner consistent with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123(R)”)), the dollar value to the executive and the cost to VF of all perquisites and other personal benefits, payout obligations under VF’s Pension Plan and VF’s Supplemental Executive Retirement Plan, aggregate balances under VF’s deferred compensation plans, and projected payout obligations under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF. The purpose of the annual review is to enable the Committee to understand the amounts of all elements of the executives’ compensation.

Components of Total Direct Compensation

Base Salary

Base salary of the named executive officers is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be competitive as compared to salary levels for equivalent executive positions at companies in the Comparison Data and the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Target salary ranges and individual salaries for the named executive officers are reviewed by the Committee annually, as well as at the time of a promotion or other change in responsibilities. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contribution, current compensation, tenure, market data provided by the Committee’s outside compensation consultants, VF’s salary budget and labor market conditions.

Each named executive officer is evaluated annually based on several components: key job responsibilities, key accomplishments and annual goals and objectives. The resulting performance evaluations are presented to the Committee to be utilized in assessing each component of total compensation for each executive.

Annual base salary increases for each executive officer are based on (i) the Committee’s assessment of the individual’s performance, (ii) the market rate for the individual’s position provided by the Committee’s outside compensation consultants, and (iii) VF’s overall merit increase budget for salaries of senior employees. The 2008 salaries of the executive officers were approved by all independent members of the Board of Directors as well as the Committee members.

Annual Cash Incentives

VF has a cash incentive plan for the named executive officers, the VF Executive Incentive Compensation Plan (“EIC Plan”). The EIC Plan focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan.

Under the EIC Plan, performance goals are set each year by the Committee. The outside compensation consultants provide information based on their analysis of competitive external Comparison Data to assist the Committee in establishing targeted dollar amounts to award each named executive under the EIC Plan. The Committee establishes each executive’s targeted annual incentive opportunity under the EIC Plan after consideration of the compensation data provided by the compensation consultants and the recommendations of the Chief Executive Officer. The Committee also makes a general assessment as to the relative amounts of annual incentives for the executives to make sure they are, in the Committee’s judgment, fair and reasonable, but the Committee does not perform any formal internal pay equity calculation for any elements of executive compensation. Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. The maximum potential individual award is $3,000,000 plus the amount of the participant’s unused annual limit as of the close of the prior year. For the years 2006, 2007 and 2008, levels of achievement under the EIC Plan were 134%, 177% and 12.5%, respectively, of the targeted incentive opportunity. The Committee may exercise discretion to reduce awards under the EIC Plan generally or for any individual participant.

While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the EIC

Plan reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals. As described below, the Committee exercised this discretion for the 2008 fiscal year.

Performance Goals.  In 2008, performance goals for the EIC Plan were set by the Committee utilizing criteria and weighting recommended by management as well as advice from the Committee’s compensation consultant. The performance goals were seen as very aggressive and difficult to achieve. The performance goals set by the Committee in February 2008 were based on the following objectives and weighting:

Target		Weighting

10% increase from 2007 in VF’s reported earnings per share		75.0%

9% increase from 2007 in revenues made up of:	5% of the increase coming from net revenues of continuing businesses (excluding net revenues of recent acquisitions)	12.5%

	4% of the increase coming from net revenues of recent acquisitions for the portion that occurred during 2008 of the 12-month period following the acquisition	12.5%

Each objective excludes the effects of extraordinary and nonrecurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2008 and the foreign exchange rates assumed in the VF 2008 financial plan at the time the Committee set the targets. In February 2008, the Compensation Committee set the target awards for the named executive officers for the fiscal year 2008. These target awards are set forth on the Grants of Plan-Based Awards table on page 30.

Based on VF’s actual performance in 2008, in February 2009 the Committee determined that the level of achievement under the EIC Plan was 12.5% of the targeted incentive opportunity for 2008. The payments made to the named executive officers under the EIC Plan are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 27.

Fiscal 2008 Discretionary Bonus Payments.  In addition, in February 2009 the Committee exercised its judgment, based upon its evaluation of VF’s and the executives’ performance during 2008, to grant the executives discretionary cash bonuses. The Committee considered the following factors regarding VF’s actual financial performance in concluding that discretionary bonuses were warranted:

•	2008 marked VF’s sixth consecutive year of record revenues;

•	Earnings per share in 2008 were at the highest level in VF’s history;

•	VF achieved 12.3% operating profit for the year; and

•	VF’s strong cash flow from operations in 2008 of $679 million exceeded its 5-year average of $628 million.

The Committee considered VF’s performance on these and other criteria during 2008, including stock price performance, to be superior compared to the performance of VF’s Industry Group. In a year of economic turmoil and a global decline in consumer spending, and despite VF’s incurring a significant restructuring charge in the fourth quarter of 2008, the Committee determined that VF’s and management’s strong performance in light of unprecedented challenges warranted discretionary bonuses. In setting the specific discretionary bonus amounts, the Committee considered the amount of restructuring charges incurred to protect future profitability, as well as the successes of 2008, and determined that these achievements should be rewarded.

The discretionary bonuses are disclosed in the “Bonus” column of the Summary Compensation Table on page 27.

Restricted Stock Units

Under VF’s Mid-Term Incentive Plan (“MTIP”), executives are awarded RSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. RSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. RSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF. In addition, through three-year performance periods, this component of the compensation Program is designed to create an incentive for individual executives to remain with VF.

The Committee generally determines the actual number of shares to be paid out for the three-year performance cycle by multiplying the target number of RSUs by the average level of achievement of the challenge goals established annually by the Committee under the EIC Plan during the three years of the performance period, plus an additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) on the actual award. Actual awards (excluding dividends) may range from 0% to 200% of the targeted incentive. Deductibility of the awards up to the 200% level is maintained so long as the pre-set goal of positive aggregate earnings per share from continuing operations is achieved for the three-year performance period and this goal was achieved for the 2006-2008 performance cycle. The Committee retains discretion with respect to the actual awards provided that the pre-set goal is met.

In February 2009, the Committee decided that for purposes of the MTIP payout it would deem the achievement for the third year of the three-year performance cycle to be 80% although the level of achievement of the challenge goal for the third year was 12.5%. The Committee evaluated the factors listed above for determination of the discretionary cash bonuses in determining VF’s level of achievement for purposes of the third year of the three-year performance period. Therefore, the Committee determined that the level of achievement of the goal for the three-year period 2006 through 2008 was 130%, determined by averaging the achievement of the goals under the EIC Plan for two years, 2006 (134%) and 2007 (177%), and the deemed performance of 80% for 2008.

The RSU payout made in February 2009 for the 2006-2008 performance period is set forth on the Option Exercises and Stock Vested Table on page 35. The RSU target awards to the executive officers made in February 2008 for the 2008-2010 performance period are set forth in the Grants of Plan-Based Awards Table on page 30.

Stock Options

Stock options awarded under the Stock Plan are intended to align executives’ and shareholder interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to executive officers as a component of the total targeted compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability. In addition, in accordance with the executives’ change-in-control agreements described on page 24, upon a change in control of VF and termination of the executives’ employment, vesting of the options is accelerated and all of the options become exercisable by the executives.

Stock options are typically granted to the named executive officers annually in February under the Stock Plan. Because the Compensation Committee meets one or two days before the release of VF’s earnings for the prior fiscal year and guidance for the following year, the Committee’s practice with respect to the award of stock options under the Stock Plan is to establish the date of grant of the options as the third business day after the earnings release so that the earnings information can be absorbed by the financial markets. The Committee acted on February 4, 2008, to establish the grant date for the options on February 8, 2008. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined in the Stock Plan as the average of the reported high and low sales price of the Common Stock on the date of grant.

Stock option awards made to the named executive officers during 2008 are listed on the Grants of Plan-Based Awards Table on page 30.

Restricted Stock

Awards of restricted stock are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock under the Stock Plan are not part of regular annual compensation. The decision to award restricted stock and the amount of any particular award of restricted stock are determined in consultation with the outside compensation consultants.

On July 14, 2008, in connection with his election to serve as Chairman of the Board in addition to President and Chief Executive Officer, Mr. Wiseman was awarded 20,000 shares of restricted stock. The restricted stock will vest in 2013 but is subject to forfeiture if Mr. Wiseman leaves VF voluntarily or his employment is terminated by VF, except that a pro rata portion of the restricted stock would vest if his employment termination in due to death or disability. In addition, in accordance with Mr. Wiseman’s change-in-control agreement described on page 24, upon a change in control of VF and termination of his employment, the restricted stock would vest.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of performance-based compensation from executives respecting awards in 2008 and thereafter. The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement, as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and RSUs under the Stock Plan include provisions respecting such recovery, as does the EIC Plan.

Retirement and Other Benefits

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives.

Pension Benefits

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s domestic employees who were employed by VF on or before December 31, 2004, including the named executive officers. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” on page 35.

Supplemental Executive Retirement Plan

VF’s named executive officers participate in a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). In the past, the Committee made a determination with respect to particular executives to supplement the Pension Plan benefits of those executives whose tenure would be relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. VF believes the SERP assists VF in retaining key executives.

Nonqualified Deferred Compensation

VF senior executives, including the named executive officers, have been permitted to defer compensation and receive matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” on page 38.

Change-in-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the named executive officers, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives.

As described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section on page 39, the Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by VF upon notice to the executive and are automatically terminated if the executive’s employment with VF ceases. VF may not terminate the Agreements (i) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a change in control of VF or (ii) within a specified period of time after a change in control of VF occurs. Severance benefits payable to the named executive officers include the lump sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of cash incentive awarded to the executive during the three fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF.

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). Executives also receive additional payments under the Agreements to reimburse them for any increased excise taxes, as well as other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, lump sum payments under the VF SERP, and continued life and medical insurance for specified periods after termination. Upon a change in control of VF, VF also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Payments Upon Separation

The named executive officers have no contractual right to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF.

Preservation of Deductibility of Compensation

Section 162(m) of the Code limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to named executive officers, unless certain requirements are met. Stock options and certain performance-based awards under the 1996 Stock Compensation Plan are designed to meet these requirements as are annual payments under VF’s EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interest of shareholders; however, tax deductibility is only one consideration in determining the type and amount of compensation. The Board of Directors maintains discretion to set salaries and grant awards based on the Board’s assessment of individual performance and other relevant factors. Such salaries and awards may not meet the requirements for full deductibility of Section 162(m). In making compensation decisions the Board takes into consideration any potential loss of deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five year period, and then retain, shares of VF Common Stock having a market value ranging from one to five times annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate VF Common Stock having market values as follows:

Share Ownership Guidelines
Officer	VF Common Stock having a market value of

Chief Executive Officer	Five times annual base salary

Senior Vice Presidents	Three times annual base salary

Vice Presidents	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household, equity incentive plan share deferrals, shares held through executive deferred savings and 401(k) plans and restricted stock. No credit will be given for shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee.

Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised.

Mr. Wiseman, Mr. Shearer and Ms. Cummings have exceeded their targets for executive stock ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s outside compensation consultants. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009.
Ursula O. Fairbairn, Chairman
W. Alan McCollough
M. Rust Sharp
Raymond G. Viault

2006-2008 SUMMARY COMPENSATION TABLE

							Change
							in Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]	($)[7]	($)

Eric C. Wiseman	2008	$950,000	$641,250	$2,126,091	$1,816,028	$118,750	$499,200	$79,733	$6,231,052

Chairman, President and	2007	775,000	-0-	2,301,030	1,149,936	1,239,000	529,100	51,836	6,045,902

Chief Executive Officer[1]	2006	687,500	-0-	1,512,142	1,188,936	804,000	396,600	99,362	4,688,540

Robert K. Shearer	2008	623,400	259,875	873,152	573,227	48,125	285,500	28,588	2,691,867

Senior Vice President and	2007	562,000	-0-	1,394,701	487,920	621,300	469,700	50,578	3,586,199

Chief Financial Officer	2006	540,000	-0-	887,841	1,136,352	487,300	763,000	50,941	3,865,434

Candace S. Cummings	2008	498,400	223,750	625,986	424,199	41,250	198,000	25,892	2,037,477

Vice President —	2007	450,000	-0-	922,229	358,720	531,000	1,170,900	48,851	3,481,700

Administration, General	2006	412,000	-0-	518,160	432,595	358,300	391,500	50,176	2,162,731
Counsel and Secretary

Michael T. Gannaway	2008	411,000	165,375	350,625	271,137	30,625	109,700	48,055	1,386,517
Vice President — VF Direct/Customer Teams

Boyd A. Rogers	2008	412,000	165,375	346,095	233,878	30,625	211,000	26,883	1,425,856
Vice President and President — Supply Chain

Mackey J. McDonald,	2008	291,000	196,937	4,460,636	917,173	36,463	-0-	47,693	5,949,902

Former Chairman[1]	2007	1,180,000	-0-	7,090,260	2,716,544	2,088,600	2,277,500	82,594	15,435,498

	2006	1,140,000	-0-	4,677,251	3,289,650	1,527,600	1,722,600	80,510	12,437,611

[1]	Effective August 1, 2008, Mr. Wiseman became Chairman in addition to President and Chief Executive Officer, and Mr. McDonald retired as Chairman and as an employee of VF after 25 years of service.

[2]	The amounts in this column represent discretionary bonus amounts paid to the executives based on the performance factors on pages 20 and 21.

[3]	Awards of performance-based restricted stock units (“RSUs”) for the three-year performance periods of 2006 through 2008, 2007 through 2009, and 2008 through 2010 were made to each of the named executive officers in February 2006, February 2007 and February 2008, respectively, under the Mid-Term Incentive Plan described in footnote 4 to the Grants of Plan-Based Awards Table on page 30. Based on the performance of VF during the three-year cycle, awards are paid out after the end of the three-year cycle. The amounts shown for the RSUs in this column are the expense amounts recognized for these awards for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123(R)”). The amounts or values ultimately realized by executives may be more or less than the amounts recognized as expense for purposes of FAS 123(R). Dividends (without compounding) accrue on these RSUs. Dividends are paid on the RSUs when the awards are paid out at the dividend rate applicable to all outstanding shares of VF Common Stock as though the recipient held the shares for the period of time beginning on the date of award. Dividends are paid in additional shares of stock calculated by dividing the accrued dividends by the average of the high and low share price on the date the award is paid out. Also included in this column for Mr. Wiseman for 2008 is $403,805, for 2007 is $274,500, and for 2006 is $228,750, the expense amounts recognized in such years for financial statement reporting purposes in accordance with FAS 123(R) with respect to 25,000 shares of restricted stock awarded to him on March 1, 2006 that vest in 2011, and 20,000 shares of restricted stock awarded to him on July 14, 2008 that vest in 2013, provided, in each case, Mr. Wiseman remains employed by VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon his termination following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Also included in this column for Mr. McDonald is $274,000, the expense amount recognized for financial statement reporting purposes in 2006, and $28,526, the expense amount recognized for financial statement reporting purposes in 2007, in accordance with FAS 123(R) with respect to 10,000 RSUs awarded by the Compensation Committee on February 7, 2005 that vested on February 7, 2007.

[4]	Options to purchase shares of VF Common Stock are granted annually to each of the named executive officers under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End Table on page 33. Stock options vest over three years of continuous service after the date of grant and expire ten years after the date of grant. The values of the option awards in this column are the expense amounts recognized for financial statement reporting purposes in 2006, 2007 and 2008, respectively, in accordance with FAS 123(R) and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. For those executives who have a minimum of ten years service and have reached age 55 and are therefore eligible to retire, the expense amount recognized for financial statement reporting purposes is the full value of the option on the date of the award. For those executives who are not eligible to retire at the date of grant, the expense of the option is recognized over the vesting period. However, if an executive will become eligible to retire during the vesting period, the period over which the expense is recognized is condensed into the period from the grant date until the executive becomes eligible to retire. Options granted to retirement eligible employees also have a lower fair value based on the assumption that the employees will hold the options for a shorter period of time. The assumptions used and the resulting weighted average value of stock options granted during 2008 is summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2009. There can be no assurance that the FAS 123(R) amounts will be realized.

[5]	The amounts in this column represent cash awards earned during 2006, 2007 and 2008, respectively, under the VF EIC Plan described in footnote 3 to the Grants of Plan-Based Awards Table on page 30.

[6]	The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in 2006, 2007 and 2008, respectively. No amounts are included in this column for earnings on deferred compensation because the named executive officers do not receive above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The earnings that the executive officers received on deferred compensation are reported in the Nonqualified Deferred Compensation table on page 38. A substantial portion of Mr. McDonald’s accumulated pension benefit was paid out to him upon his retirement in August 2008 as disclosed in the Pension Benefits Table on page 37. Accordingly, as there was no increase in the value of the accumulated benefit over the prior year, no amount is reported for him in this column.

[7]	All Other Compensation includes the following:

2008 Incremental Cost of Perquisites Provided to Named Executive Officers

		VF’s Matching
		Contribution to
		Executive			Personal
		Deferred	Financial	Car	Use of	Tax Gross-
Name	Total	Savings Plan	Planning	Allowance	Aircraft[1]	Ups

Mr. Wiseman	$79,733	$12,500	$10,900	$23,400	$25,200	$7,733[2]

Mr. Shearer	28,588	12,500	10,900	-0-	-0-	5,188[3]

Ms. Cummings	25,892	12,500	10,900	-0-	-0-	2,492[4]

Mr. Gannaway	48,055	12,500	10,900	23,400	-0-	1,255[4]

Mr. Rogers	26,883	12,500	-0-	14,383	-0-	-0-

Mr. McDonald	47,693	12,500	10,900	14,400	4,340	5,553[2]

[1]	The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF. Aggregate incremental cost is based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees.

[2]	These amounts represent tax gross-ups on financial planning, personal use of aircraft, and use of aircraft by family or guests accompanying the executive on flights, for which there is no incremental cost to VF, but which is taxable to the executive.

[3]	This amount represents tax gross-ups on financial planning and use of aircraft by family or guests accompanying the executive on business flights, for which there is no incremental cost to VF, but which is taxable to the executive.

[4]	These amounts represent tax gross-ups on financial planning.

2008 GRANTS OF PLAN-BASED AWARDS

									All	All		Closing
									Other	Other		Market
									Stock	Option		Price on
									Awards:	Awards:	Exercise	Date of
		Grant	Estimated Possible Payouts						Number of	Number of	or Base	Grant if
		Date for	Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under			Shares of	Securities	Price of	Greater	Grant Date
		Purposes				Equity Incentive Plan Awards[4]			Stock or	Underlying	Option	Than	Fair Value
	Grant	of Option	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards[2]	Exercise	of Award
Name	Date[1]	Awards[2]	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Price[2]($)	($)

Mr. Wiseman	02/04/2008		-0-	$950,000	$1,900,000

						-0-	26,148	52,296					$2,042,159[6]

		02/08/2008								113,700	$79.50	$79.80	2,247,849[5]

	07/14/2008								20,000				1,410,600[7]

Mr. Shearer	02/04/2008		-0-	385,000	770,000

						-0-	7,972	15,944					622,613[6]

		02/08/2008								34,664	79.50	79.80	573,343[5]

Ms. Cummings	02/04/2008		-0-	330,000	660,000

						-0-	5,900	11,800					460,790[6]

		02/08/2008								25,652	79.50	79.80	424,284[5]

Mr. Gannaway	02/04/2008		-0-	245,000	490,000

						-0-	3,253	6,506					254,059[6]

		02/08/2008								14,143	79.50	79.80	279,607[5]

Mr. Rogers	02/04/2008		-0-	245,000	490,000

						-0-	3,253	6,506					254,059[6]

		02/08/2008								14,143	79.50	79.80	233,878[5]

Mr. McDonald	02/04/2008		-0-	500,000	1,000,000

						-0-	-0-	-0-

		02/08/2008								55,463	79.50	79.80	917,358[5]

[1]	All equity awards are made under the VF Stock Plan. The date the Compensation Committee acted to authorize awards is the grant date for all equity awards other than stock option awards under the Stock Plan, the grant procedures for which are described in footnote 2 below.

[2]	Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The “date of grant” is the date on which the granting of an award is authorized by the Compensation Committee, unless another date is specified by the Compensation Committee. The Compensation Committee’s policy with respect to the award of stock options under the Stock Plan is to fix the date of grant of the options in February as the third business day after VF announces its earnings for the previously completed fiscal year. In February 2008, the Committee acted on February 4 to establish February 8 as the grant date for the options. The closing price of a share of VF Common Stock on February 8, 2008 was $79.80; the average of the high and low price of a share of VF Common Stock on February 8, 2008 was $79.50 (in each case, rounded up to the nearest one-tenth). The date of grant for other stock awards is the date the Compensation Committee authorized the award. The date reported in this column is the grant date for option awards only.

[3]	The amounts in these columns represent the threshold, target and maximum awards under the VF Executive Incentive Compensation Plan (“EIC Plan”). Under the EIC Plan, performance goals are set each year by the Compensation Committee. In 2008, performance goals were based on VF’s reported earnings per share, net revenues of existing businesses and net revenues of recent acquisitions (each excluding the effects of extraordinary and nonrecurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2008 and the foreign exchange rates assumed in the VF 2008 financial plan at the time the Committee set the targets). Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. For the years 2006, 2007 and 2008, levels of achievement of performance goals under the EIC Plan as determined by the Committee were 134%, 177% and 12.5%, respectively, of the targeted incentive opportunity. The amounts actually paid to the executives for 2008 performance are set forth on the Summary Compensation Table on page 27.

[4]	These awards were made to the named executive officers in February 2008 for the three-year performance period of 2008 through 2010 under the Mid-Term Incentive Plan (the “MTIP”), a subplan under the VF Stock Plan. The MTIP gives the executives the opportunity to earn shares of VF Common Stock. Although actual payout of these shares is generally determined based on the average level of achievement of the performance goals under the EIC Plan during the three years of the performance period, the Committee retains discretion with respect to the actual awards. In order for the named executives to earn Common Stock under this Plan VF must have positive earnings per share for the three-year performance period. These awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death, disability or retirement, (ii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, and (iii) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividends are paid on the shares awarded under the MTIP. When the awards are paid out, the amount of dividends is calculated at the dividend rate applicable to all outstanding shares of VF Common Stock as though the recipient held the shares for the period of time beginning on the date of grant. The dividends are then paid in additional shares of stock calculated by dividing the accrued dividends by the average of the high and the low price of a share of VF Common Stock on the date the award is paid out. Dividends are not compounded.

[5]	The fair value on the date of grant of each option award was computed in accordance with FAS 123(R) and was estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average fair value of stock options granted during 2008 are summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

[6]	The aggregate fair value of the RSUs was computed in accordance with FAS 123(R). Fair value for the RSUs was calculated by multiplying $78.10 per share (the average of the high and the low price of VF Common Stock on the date of the award rounded up to the nearest one-tenth) by the target award.

[7]	On July 14, 2008, in connection with his election as Chairman of the Board of VF, the Compensation Committee awarded Mr. Wiseman 20,000 shares of restricted stock that vest on July 14, 2013, provided that Mr. Wiseman remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon his termination following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. The aggregate fair value of Mr. Wiseman’s restricted stock award was computed in accordance with FAS 123(R). Fair value for the restricted stock award was calculated by multiplying $70.53 per share (the average of the high and the low price of VF Common Stock on the date of the award) by the target award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards[1]				Stock Awards
								Equity Incentive
								Plan Awards:
							Equity	Market
							Incentive Plan	or Payout
							Awards:	Value of
					Number of	Market	Number of	Unearned
					Shares or	Value of	Unearned	Shares,
	Number of	Number of			Units of	Shares or	Shares,	Units or
	Securities	Securities			Stock	Units of	Units or	Other
	Underlying	Underlying			That	Stock That	Other Rights	Rights
	Unexercised	Unexercised	Option	Option	Have Not	Have Not	That Have	That Have
	Options(#)	Options(#)	Exercise	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	($)[2]	(#)[3]	($)[3]

Eric C. Wiseman	50,000	-0-	$35.40	2/05/2011
	80,000	-0-	40.90	2/14/2012
	80,000	-0-	34.60	2/13/2013
	54,300	-0-	44.80	2/12/2014
	55,700	-0-	60.20	2/10/2015
	63,867	31,933	56.80	2/09/2016
	20,167	40,333	76.10	2/08/2017	25,000[4]	$1,421,750	20,085[5]	$1,142,234
	-0-	113,700	79.50	2/07/2018	20,000[4]	1,137,400	33,992[6]	1,933,148

Robert K. Shearer	30,000	-0-	35.40	2/05/2011
	80,000	-0-	40.90	2/14/2012
	80,000	-0-	34.60	2/13/2013
	43,600	-0-	44.80	2/12/2014
	44,700	-0-	60.20	2/10/2015
	33,867	16,933	56.80	2/09/2016
	10,700	21,400	76.10	2/08/2017			10,660[5]	606,234
	-0-	34,664	79.50	2/07/2018			10,364[6]	589,378

Candace S. Cummings	20,000	-0-	35.40	2/05/2011
	26,000	-0-	40.90	2/14/2012
	26,000	-0-	34.60	2/13/2013
	21,600	-0-	44.80	2/12/2014
	25,300	-0-	60.20	2/10/2015
	23,934	11,966	56.80	2/09/2016
	7,867	15,733	76.10	2/08/2017			7,800[5]	443,586
	-0-	25,652	79.50	2/07/2018			7,670[6]	436,193

Michael T. Gannaway	18,800	-0-	60.20	2/10/2015
	13,334	6,666	56.80	2/09/2016
	4,417	8,833	76.10	2/08/2017			4,420[5]	251,365
	-0-	14,143	79.50	2/07/2018			4,229[6]	240,498

Boyd A. Rogers	9,500	-0-	44.80	2/12/2014
	14,400	-0-	60.20	2/10/2015
	12,934	6,466	56.80	2/09/2016
	4,417	8,833	76.10	2/08/2017			4,420[5]	251,365
	-0-	14,143	79.50	2/07/2018			4,229[6]	240,498

Mackey J. McDonald	63,997	-0-	40.90	2/14/2012
	350,000	-0-	34.60	2/13/2013
	213,400	-0-	44.80	2/12/2014
	250,000	-0-	60.20	2/10/2015
	182,000	91,000	56.80	2/09/2016
	59,574	119,146	76.10	2/08/2017
	-0-	55,463	79.50	2/07/2018

[1]	All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant, respectively. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination. The vesting dates for options that were not vested at the end of the 2008 fiscal year are as follows:

	Vesting Schedule of Unvested Options
		Vest	Vest	Vest
		February 10,	February 9,	February 8,
Name	Grant Date	2009	2010	2011

Mr. Wiseman	2/10/2006	31,933
	2/09/2007	20,167	20,166
	2/08/2008	37,900	37,900	37,900

Mr. Shearer	2/10/2006	16,933
	2/09/2007	10,700	10,700
	2/08/2008	11,555	11,555	11,554

Ms. Cummings	2/10/2006	11,967
	2/09/2007	7,867	7,866
	2/08/2008	8,551	8,551	8,550

Mr. Gannaway	2/10/2006	6,666
	2/09/2007	4,417	4,416
	2/08/2008	4,715	4,714	4,714

Mr. Rogers	2/10/2006	6,466
	2/09/2007	4,417	4,416
	2/08/2008	4,715	4,714	4,714

Mr. McDonald	2/10/2006	91,000
	2/09/2007	59,573	59,573
	2/08/2008	18,488	18,488	18,487

[2]	The market value of restricted stock awards reported in this column was computed by multiplying $56.87, the closing market price of VF’s stock at January 3, 2009, by the number of shares or units of stock awarded.

[3]	The values in these columns assume an achievement level of 130% of the target amount, which was the actual level of achievement for the three-year performance period ended January 3, 2009. The final level of achievement for the awards in these columns may differ. The number of RSUs was calculated by multiplying 130% by the target number of RSUs awarded, and the dollar value was calculated by multiplying 130% of the target number of RSUs awarded by $56.87, the closing market price of VF Common Stock at January 3, 2009.

[4]	Mr. Wiseman received an award of 25,000 shares of restricted stock on March 1, 2006, and an award of 20,000 shares of restricted stock on July 14, 2008. These shares of restricted stock vest on March 1, 2011, and July 14, 2013, respectively, provided that Mr. Wiseman remains an employee of VF for both awards (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon his termination following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Dividends accrued as of January 3, 2009, were 2,626, and, multiplying this figure by $56.87, the closing market price of VF’s stock at January 3, 2009, the dividends were valued at $149,341 as of that date.

[5]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2007 for the three-year performance period ending December 2009, multiplied by an assumed achievement level of 130%.

[6]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2008 for the three-year performance period ending December 2010 multiplied by an assumed achievement level of 130%.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards[2]
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)[1]	(#)	($)[3]

Eric C. Wiseman	-0-	$-0-	30,536	$1,752,777

Robert K. Shearer	-0-	-0-	16,209	930,384

Candace S. Cummings	-0-	-0-	11,433	656,253

Michael T. Gannaway	-0-	-0-	6,368	365,508

Boyd A. Rogers	-0-	-0-	6,223	357,201

Mackey J. McDonald	750,065	31,947,547	108,623	6,234,938

[1]	The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

[2]	These columns report payout of awards of RSUs under the MTIP, including accrued dividends, as described in footnote 4 to the Grants of Plan-Based Awards Table on page 30, for the three-year period ending January 3, 2009. For Mr. McDonald, these columns also report payout of a pro rata portion of the 2007-2009 cycle in accordance with the terms of the MTIP for the portion of the cycle that Mr. McDonald was employed with VF. The RSUs were paid out following the determination by the Compensation Committee on February 9, 2009 of the level of achievement for the performance period.

[3]	The aggregate dollar amount realized by the named executive officers upon the payout of the award was computed by multiplying the number of RSUs by $57.40, the fair market value of the underlying shares on February 9, 2009, the payout date. The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. No amounts reported in this column were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s domestic employees who were employed by VF on or before December 31, 2004, including the named executive officers. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2009, with no less than five years immediately preceding retirement included in the average. If an employee does not have five years of compensation from January 1, 2009, such employee’s compensation for a sufficient number of years immediately prior to 2009 is included to produce a minimum five compensation years.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension

Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The second formula, less favorable to the employee, is used for employees who have not satisfied both conditions for “early retirement” upon termination. For employees who commence benefits under the Pension Plan prior to age 65, the benefit is reduced to account for the longer period of time over which the benefit is expected to be paid. All of the named executive officers are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). In addition, in the past the Compensation Committee made a determination with respect to particular executives to supplement the Pension Plan benefits of those senior executives whose tenure was relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. The combined retirement income from the Pension Plan and the SERP for each of the named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his or her participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his or her salary and annual incentive compensation and a portion of the value of shares delivered respecting RSUs during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan.

The assumptions underlying the present values of the named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note N to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended January 3, 2009, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan. The 2008 year-end discount rate was estimated, for the purpose of these calculations, at 6.5%.

2008 PENSION BENEFITS TABLE

				Present Value
		Number of		of	Payments
		Years Credited		Accumulated	During Last
		Service		Benefit	Fiscal Year
Name	Plan Name	(#)[1]		($)[3]	($)

Eric C. Wiseman	VF Corporation Pension Plan	13		$517,800	$-0-

	Supplemental Executive Retirement Plan	13		1,890,300	-0-

Robert K. Shearer[4]	VF Corporation Pension Plan	22		1,270,100	-0-

	Supplemental Executive Retirement Plan	22		1,949,500	-0-

Candace S. Cummings[4]	VF Corporation Pension Plan	14		1,182,900	-0-

	Supplemental Executive Retirement Plan	25	[2]	2,842,900	-0-

Michael T. Gannaway	VF Corporation Pension Plan	5		106,500	-0-

	Supplemental Executive Retirement
	Plan	5		295,300	-0-

Boyd A. Rogers[4]	VF Corporation Pension Plan	25		1,119,000	-0-

	Supplemental Executive Retirement Plan	25		1,434,700	-0-

Mackey J. McDonald[5]	VF Corporation Pension Plan	25		1,600,000	56,540

	Supplemental Executive Retirement Plan	25		5,039,758	7,983,323

[1]	The number of years of service credited to each named executive officer under each Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 3, 2009.

[2]	Ms. Cummings’ years of credited service with respect to the SERP are different from her actual years of credited service. Ms. Cummings had 14 actual years of credited service at December 31, 2008 and her Pension Plan benefit amount is based on those actual years of credited service. However, since Ms. Cummings, who joined VF mid-career, is covered by the Amended and Restated Second Supplemental Annual Benefit Determination (the “Second Determination”) under the SERP (which provides for a benefit at age 65 based on 25 years of credited service regardless of the number of actual years of credited service), her SERP benefit as of December 31, 2008 payable at age 65 is based on 25 years of credited service, rather than her 14 actual years of credited service. The present value of her SERP benefit without consideration of the additional years of service credited pursuant to the Second Determination would be $1,071,500 rather than the $2,842,900 shown in the table. Therefore, the increase to the present value of the SERP benefit due to the extra service awarded her under the Second Determination is $1,771,400.

[3]	The amounts in this column are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Pension Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 3, 2009.

[4]	These named executive officers were eligible for early retirement on January 3, 2009. The early retirement benefit for each of these executives is equivalent to the accumulated benefit amount payable at age 65 reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of age 65. In addition, there is a reduction of four percent (4%) per year for each year prior to Ms. Cummings’ attainment of age 65 under the Second Determination.

[5]	Mr. McDonald retired from VF on August 1, 2008.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers, are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan (the “EDSP”).

The EDSP permits an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual salary in excess of the Social Security Wage Base ($102,000 for 2008) (but not below 50% of the executive’s annual salary) and generally up to 100% of the executive’s annual cash incentive payment. A participating executive’s account will also be credited with matching credits equal to 50% of the first $25,000 deferred by the executive for the year.

Accounts deferred after January 1, 2005 are payable in either a lump sum or in up to 10 annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts prior to January 1, 2005 an executive may request, subject to VF approval, distribution in a lump sum or in up to 10 annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an “unexpected financial hardship”.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds as well as VF Common Stock. Executives may change such hypothetical investment elections on a daily basis (although executive officers of VF subject to Section 16 of the Securities Exchange Act of 1934 are generally restricted in changing their hypothetical investment elections with respect to VF Common Stock).

In addition, under the Stock Plan, participants were permitted to defer settlement of RSUs (the “Deferred RSUs”) received for performance cycles ended on or before December 31, 2005. Dividends accrue on the Deferred RSUs. The aggregate value of the Deferred RSUs and the dividends accrued on those RSUs during 2008 are included in the table below.

2008 NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	VF	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	January 3,
	in 2008	in 2008	2008	Distributions	2009
Name	($)[1,2]	($)[3]	($)[4]	($)	($)[5]

Eric C. Wiseman	$103,000	$12,500	$(1,339,885)	$-0-	$3,555,327

Robert K. Shearer	200,000	12,500	(176,166)	-0-	5,038,920

Candace S. Cummings	49,024	12,500	(569,249)	-0-	2,827,130

Michael T. Gannaway	25,000	12,500	(23,967)	-0-	156,607

Boyd A. Rogers	378,640	12,500	(433,408)	-0-	1,667,012

Mackey J. McDonald	25,000	12,500	(1,007,441)	5,907,040	2,535,982

[1]	Amounts reported in this column are included in the Summary Compensation Table on page 27.

[2]	The type of compensation permitted to be deferred is cash compensation.

[3]	Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table on page 27.

[4]	This column includes earnings and (losses) on deferrals described in footnote 2 above as well as dividends accrued on Deferred RSUs during 2008. This column also includes the value of all Deferred RSUs and dividends accrued on Deferred RSUs. The aggregate number of Deferred RSUs for each executive at year end was: Mr. Wiseman: 5,630; Mr. Shearer: 13,052; Ms. Cummings: 5,638; Mr. Rogers: 5,288; and Mr. McDonald: 41,603. The value for these deferred RSUs for each executive was calculated by multiplying $56.87, the closing price of VF Common Stock at January 3, 2009, by the number of Deferred RSUs held by each executive. All amounts and Deferred RSUs deferred by the named executive officers in prior years were reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

[5]	This column reflects the aggregate amount of Deferred RSUs, annual salary and annual incentive awards deferred by each named executive officer during his or her career with VF plus the aggregate amount of contributions by VF (which have never exceeded $12,500 per year) and the dividends and investment earnings thereon.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL, RETIREMENT OR TERMINATION OF EMPLOYMENT

The following section describes payments that would be made to each of the named executive officers and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s early retirement, (iii) the executive’s termination without “cause”, (iv) the executive’s termination with “cause”, or (v) the executive’s resignation, assuming these events occurred on January 3, 2009.

The descriptions below do not include the following amounts that the executives would also receive in all termination scenarios:

(a) retirement benefits under the Pension Plan and SERP, the present value of which is disclosed in the Pension Benefits Table on page 37,

(b) the aggregate balance disclosed in the Nonqualified Deferred Compensation table above,

(c) the executive’s EIC Plan payment for the year ended January 3, 2009, as disclosed in the Summary Compensation Table on page 27, or

(d) the value of the executive’s vested “in-the-money” unexercised stock options, which the executive would retain in all termination scenarios except termination without “cause” with no severance, resignation or termination with “cause”.

The named executive officers do not have employment contracts with VF; all of the potential payments outlined below are defined in benefit plan documents described in this proxy statement.

Potential Payments upon a Change in Control

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24 month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by the Company of the Agreement. The Agreements have a term of three years with automatic annual extensions. The Agreements may be terminated by VF, unless it has knowledge that a third party intends to effect a change in control of VF, and they may not be terminated until two years after a change in control occurs. Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of annual incentive awarded to the executive during the three fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF. Under the terms of the Agreements or the Stock Plan, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age.

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the limits imposed by the Code on “parachute payments” (as that term is defined in the Code), which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. Executives receive additional payments under the Agreements to reimburse them for any increase in excise taxes, other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount.

A “change in control” would include any of the following events, subject to certain exceptions described in the Agreements:

(A) an outside party acquires 20% of VF’s voting securities;

(B) members of the VF Board of Directors on the date of the Agreement no longer constitute a majority of the Board; or

(C) approval by VF shareholders of a plan or agreement providing for a merger or consolidation of VF.

Potential Payments Upon Termination of Employment Following a Change in Control and Related Benefits1,2

If the named executive’s employment had been terminated by VF without cause or by the executive for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on January 3, 2009, the named executive officers would be entitled to receive the following estimated amounts.

				Estimated		Excise Tax
			Unvested	Value of	Lump-Sum	Gross-up
	Severance	Stock	Stock	Benefit	SERP	on Change
Name	Amount[3]	Awards[4]	Options[5]	Continuation[6]	Benefit[7]	in Control	Total

Mr. Wiseman	$6,545,110	$5,076,102	$2,235	$61,650	$632,835	$4,774,904	$17,092,836

Mr. Shearer	3,721,653	1,022,409	1,185	49,971	501,720	-0-	5,296,938

Ms. Cummings	2,996,143	751,651	838	47,451	1,020,554	-0-	4,816,637

Mr. Gannaway	2,400,970	421,122	467	45,105	301,637	1,478,623	4,647,924

Mr. Rogers	2,403,960	421,122	453	45,120	-0-	-0-	2,870,655

[1]	These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at January 3, 2009, and the executive’s employment had been terminated on that date, including a gross-up for certain taxes in the event that any payments made in connection with a change in control of VF would be subject to the excise tax imposed by Section 4999 of the Code.

[2]	Valuations of equity awards in this table reflect a price per share of VF Common Stock of $56.87, the closing price of VF’s Common Stock at January 3, 2009.

[3]	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years.

[4]	The amount in this column represents the value of target RSU awards under the MTIP for incomplete cycles that would be paid upon a change in control. Incomplete cycles as of January 3, 2009, are the 2007-2009 and 2008-2010 RSU award cycles. For Mr. Wiseman, the amount in this column also includes $2,559,150, the value of accelerated vesting of Mr. Wiseman’s 45,000 shares of restricted stock described in footnote 3 to the Summary Compensation Table on page 27 which would be subject to accelerated vesting.

[5]	The amount in this column represents the “in-the-money” value of unvested stock options; however, Ms. Cummings, Mr. Rogers and Mr. Shearer are retirement eligible and their options would continue to vest for a period of 36 months if they elected to retire upon termination of employment even if there were no change in control.

[6]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

[7]	The amount in this column represents the value of accelerated SERP benefits.

Payments Upon Retirement

Under the Stock Plan, upon retirement, executives who are eligible to retire are eligible to receive settlement of a pro rata portion of RSUs they are deemed to have earned upon retirement, and options continue to vest according to the original schedule and remain exercisable for a period of 36 months. The following chart shows the estimated value of all unexercisable options and the pro rata portion of RSU awards on January 3, 2009, assuming the executives had retired on that date:

		Unvested Stock
Name	RSU Awards[1]	Options[2]	Total

Mr. Wiseman	$-0-	$-0-	$-0-

Mr. Shearer[3]	540,549	1,185	541,734

Ms. Cummings[3]	396,725	838	397,563

Mr. Gannaway	-0-	-0-	-0-

Mr. Rogers[3]	223,215	453	223,668

[1]	Valuations in this column reflect a price per share of $56.87, the closing price of VF’s Common Stock at January 3, 2009, and assume that the prorated values of target awards are paid upon early retirement for incomplete cycles (2007-2009 and 2008-2010).

[2]	The amounts in this column represent the “in-the-money” values of unexercisable stock options that will continue to become exercisable for a period of 36 months. The values reflect a price of $56.87 per share of VF Common Stock.

[3]	These named executive officers were eligible for early retirement on January 3, 2009.

Payments Upon Termination without Cause

In the event of a termination without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, the executive would be eligible to receive a pro rata portion of the total number of RSUs the executive is deemed to have earned with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance cycle.

Payments Upon Termination for Cause or Resignation

In the event of a termination with “cause” or resignation, each named executive officer would receive no additional compensation. However, Ms. Cummings, Mr. Rogers and Mr. Shearer are eligible to retire (see “Payments Upon Retirement,” above).

2008 EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of January 3, 2009, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)
Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
Plan Category[1]	and rights[2]	and rights[2]	column (a))[3]

Equity compensation plans approved by shareholders	9,661,222	$59.29	7,108,954
Equity compensation plans not approved by shareholders	—	—	—
Total	9,661,222	$59.29	7,108,954

[1]	The table does not include information regarding the Executive Deferred Savings Plan and Deferred Savings Plan for Non-Employee Directors. These plans permit the deferral of salary, annual cash incentive and director compensation into, among other things, stock equivalent accounts. Deferrals in a stock equivalent account are valued as if deferrals were invested in VF Common Stock as of the deferral date, and are paid out only in cash. VF maintains a rabbi trust that holds shares that approximately correspond in number to the stock equivalents, and provides pass-through voting rights with respect to those stock equivalents. Stock equivalents are credited with dividend equivalents. As of January 3, 2009, there were 261,092 stock equivalents outstanding in the stock equivalent accounts under these plans.

[2]	The number of shares includes 1,194,388 restricted stock units that were outstanding on January 3, 2009, under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares. Actual payout of these shares is determined as described in footnote 4 to the Grants of Plan-Based Awards Table on page 30. The number of shares also includes 103,336 restricted stock units that have been awarded to participants but that participants have elected to defer and 43,770 special restricted stock units. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. Had these restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $51.06.

[3]	Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan, VF’s only plan under which restricted stock/unit awards may be granted. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of its Common Stock, as well as certain other information, all as of March 10, 2009, except that information regarding the number of shares beneficially owned by certain of the shareholders (but not the calculation of the percentage of the outstanding class) is as of the end of December 2008, as indicated in the footnotes below.

Beneficial Owner	Amount of Beneficial	Percent
and Nature of Ownership	Ownership[1]	of Class

Ursula O. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under Deeds of Trust dated August 21, 1951[2,3,4]	12,676,151 shares	11.5%
Ursula O. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under the Will of John E. Barbey, deceased[2,3,4]	8,977,952 shares	8.2%

Total	21,654,103 shares	19.7%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071[5]	5,750,000 shares	5.2%

[1]	None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

[2]	Ms. Fairbairn and Mr. Sharp are directors of VF.

[3]	Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.

[4]	Including shares in the above table, PNC Bank, N.A. and its affiliates held a total of 21,700,057 shares (19.7% of the class outstanding) of the VF Common Stock in various trust and agency accounts on December 31, 2008, according to a Schedule 13G/A filed by the Bank with the Securities and Exchange Commission on February 12, 2009. As to all such shares, the Bank and its affiliates had sole voting power over 40,847 shares, shared voting power over 21,654,103 shares, sole dispositive power over 29,255 shares and shared dispositive power over 21,666,741 shares.

[5]	The information in the above table concerning Capital Research Global Investors (“Capital”) was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009, reporting beneficial ownership at December 31, 2008. Capital reported that it had sole dispositive power over all of such shares, sole voting power over 1,950,000 such shares and shared voting power over none of such shares.

Common Stock Ownership of Management

The following table reflects, as of March 10, 2009, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes. Share ownership of Ms. Fairbairn and Mr. Sharp includes 21,654,103 shares reported above under Certain Beneficial Owners, as to which they share voting and dispositive power with PNC Bank, N.A., as Trustees, as of January 3, 2009.

Total Shares Beneficially
Name of Beneficial Owner	Owned[1,2,3]

Directors:
Charles V. Bergh	575
Juliana Chugg	-0-
Juan Ernesto de Bedout	54,057
Ursula O. Fairbairn	21,716,521
Barbara S. Feigin	57,064
George Fellows	48,813
Robert J. Hurst	89,141
W. Alan McCollough	49,907
Clarence Otis, Jr.	33,223
M. Rust Sharp	21,710,064
Raymond G. Viault	43,265
Named Executive Officers:
Candace S. Cummings	215,297
Michael T. Gannaway	63,380
Mackey J. McDonald[4]	1,528,554
Boyd A. Rogers	69,675
Robert K. Shearer	420,823
Eric C. Wiseman[5]	601,704
All Directors and Executive Officers as a Group (19 persons)	23,822,038

[1]	Shares owned include shares held in trusts as of January 3, 2009, in connection with employee benefit plans, as to which the following participants share voting power but have no present dispositive power: Ms. Cummings — 6,240 shares; Mr. Gannaway — 1,762 shares; Mr. Wiseman — 4,092 shares; and all directors and executive officers as a group — 36,284 shares. Shares owned also include shares held as of January 3, 2009, in trust in connection with employee benefit plans, as to which the following participants have no dispositive power and shared voting power: Mr. Rogers — 691 shares; Mr. Shearer — 1,228 shares; Mr. McDonald — 989 shares; and all directors and executive officers as a group (other than Mr. McDonald) — 3,952 shares. Shares owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mr. Bergh — 575 shares; Mr. de Bedout — 10,144 shares; Ms. Fairbairn — 13,589 shares; Ms. Feigin — 6,551 shares; Mr. Hurst — 19,028 shares; Mr. McCollough — 7,994 shares; Mr. Otis — 5,710 shares; Mr. Sharp — 7,248 shares; Mr. Viault — 8,152 shares; and all directors as a group — 78,991 shares.

[2]	Shares owned also include the following number of stock options that are exercisable as of March 10, 2009, or within 60 days thereafter: Ms. Cummings — 179,085; Mr. Gannaway — 52,349; Mr. Rogers — 56,849; Mr. Shearer — 362,055; Mr. Wiseman — 494,034; Mr. McDonald — 1,288,032; Mr. de Bedout — 41,913; Ms. Fairbairn — 46,713; Ms. Feigin — 46,713; Mr. Fellows — 46,713; Mr. Hurst — 46,713; Mr. McCollough — 41,913; Mr. Otis —

27,513; Mr. Sharp — 46,713; Mr. Viault — 32,313; and all directors and executive officers as a group (other than Mr. McDonald) — 1,732,504.

[3]	Other than Ms. Fairbairn and Mr. Sharp, who are deemed to beneficially own 19.7% of the Common Stock outstanding, and Mr. McDonald who beneficially owns 1.4% of the Common Stock outstanding, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group, other than Mr. McDonald, was 21.6% of the Common Stock outstanding.

[4]	Mr. McDonald retired from VF on August 1, 2008. Although he is included in this table because he is a named executive officer in the Summary Compensation Table on page 27, his share ownership is not included in the total of all directors and officers as a group because he was not an executive officer at the end of 2008.

[5]	Mr. Wiseman is also a director.

ITEM NO. 2

RATIFICATION OF THE SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm.  The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2009 fiscal year. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for the 2008 fiscal year. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

The VF Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP.  The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the fiscal year ended December 29, 2007 and the fiscal year ended January 3, 2009.

Type of Fees	2007	2008	Description of Fees

Audit Fees	$4,298,000	$4,915,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of VF’s internal control over financial reporting.

Audit Related Fees	205,000	352,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in 2007 consisted primarily of comfort letter procedures in relation to a debt offering and consultation concerning financial accounting and reporting standards, and in 2008 consisted primarily of consultation concerning financial accounting and reporting standards and procedures.

Tax Fees	769,000	928,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in 2007 and 2008 consisted primarily of tax compliance, tax audit assistance and VAT services.

All other Fees	-0-	-0-	PricewaterhouseCoopers LLP performed no services in 2007 and 2008 other than the services reported under “Audit Fees”, “Audit Related Fees” and “Tax Fees”.

Total	$5,272,000	$6,195,000

All audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval at each February Audit Committee meeting. At each February Audit Committee meeting, criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended January 3, 2009 (the “2008 Financial Statements”). At the meeting of the Audit Committee held in February 2009, the Audit Committee (i) reviewed and discussed with management the 2008 Financial Statements and audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by the AICPA professional standards, vol. 1 AU section 380, as adopted by the Public Company Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the 2008 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2008 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 to be filed with the Securities and Exchange Commission.

George Fellows, Chairman
Charles V. Bergh
Juan Ernesto de Bedout
Barbara S. Feigin
Clarence Otis, Jr.

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of February 1, 2009, VF had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of VF, as well as persons who own more than 10% of a registered class of VF’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. VF believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them except that, due to an administrative error by VF personnel, shares received as payouts under VF’s Mid-Term Incentive Plan by Bradley Batten, Candace Cummings, Mackey McDonald, Frank Pickard, Robert Shearer and Eric Wiseman on February 4, 2008 were reported one day late.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $12,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

2010 Shareholder Proposals

In order for shareholder proposals for the 2010 Annual Meeting of Shareholders to be eligible for inclusion in VF’s proxy statement, VF must receive them at its principal office in Greensboro, North Carolina on or before November 20, 2009. In order for shareholder proposals that are not intended to be included in VF’s proxy statement but which are to be presented at the 2010 Annual Meeting of Shareholders to be timely, VF must receive notice of such at its principal office in Greensboro, North Carolina on or before February 3, 2010.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

Dated: March 20, 2009

APPENDIX A

V.F. CORPORATION
INDEPENDENCE STANDARDS OF THE BOARD OF DIRECTORS

To be considered independent under the Listing Standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with VF) material relationship with VF by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in VF’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•	No director who is an employee, or whose immediate family member is an executive officer, of VF can be considered independent until three years after termination of such employment relationship.

•	No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company can be considered independent until three years after the end of the affiliation or employment or auditing relationship.

•	No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of VF’s present executives serve on the other company’s compensation committee until three years after the end of such service or employment relationship.

•	No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $100,000 per year in direct compensation from VF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she or his or her immediate family member ceases to receive more than $100,000 per year in such compensation.

•	No director can be considered independent if he or she is an executive officer or employee of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, VF for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

•	VF will disclose, in its annual proxy statement, any charitable contributions made by VF to a charitable organization if the charitable organization is one in which a VF director serves as an executive officer and, within the preceding three years, charitable contributions made by VF in any single fiscal year exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. This disclosure does not

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automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence status.

•	The Board, as part of its self-evaluation will review all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between the Company and its directors.

•	For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

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VOTING REQUEST

To:	VF Corporation Pension Plan Committee (the “Committee”), Administrator of the VF Deferred Savings Plan for Non-Employee Directors (the “Plan”)
          As a participant in the Plan with certain Deferrals being credited with gains and losses as if invested in the VF Corporation Common Stock Fund, and in accordance with the Committee’s procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant’s Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:
ELECTION OF DIRECTORS
          The Board of Directors of the Corporation recommends a vote FOR the election of the persons nominated to serve as directors.

Nominees:	Robert J. Hurst, W. Alan McCollough, M. Rust Sharp, and Raymond G. Viault

☐	VOTE FOR all nominees listed above, except vote withheld from individual nominees as follows:	☐	VOTE WITHHELD from all nominees

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR
          The Board of Directors of the Corporation recommends a vote FOR the ratification of the selection of the independent registered public accounting firm for the 2009 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the election of all nominees as Directors and FOR ratification of the selection of the independent registered public accounting firm.
Signature of Participant:

Dated:	, 2009

IMPORTANT: Please sign and date these instructions exactly as your name appears hereon.		PLEASE SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

2

VF Corporation ® NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/vfc • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR each of the nominees in Item No. 1 and FOR Item No. 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Robert J. Hurst 02 — W. Alan McCollough 03 — M. Rust Sharp 04 — Raymond G. Viault For Against Abstain 2. Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2009 fiscal year. Shares subject to this proxy/voting instruction card will be voted in the manner indicated above, when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors and FOR ratification of the selection of the independent registered public accounting firm. For participants in the VF Corporation employee benefit plans: This card will be treated as voting instructions to the plan trustees or administrator, as explained on the reverse side of this card. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 2 1 2 1 3 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

. Voting Instructions for the VF Corporation Retirement Savings Plan for Salaried Employees (the “Salaried 401(k)”): This card constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Salaried 401(k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 10, 2009 under the Salaried 401(k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2009, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Salaried 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Salaried 401(k). Voting Instructions for the VF Corporation Retirement Savings Plan for Hourly Employees (the “Hourly 401(k)”): This card also constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Hourly 401(k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 10, 2009 under the Hourly 401(k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2009, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Hourly 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Hourly 401(k). Voting Request for the VF Executive Deferred Savings Plan and the VF Executive Deferred Savings Plan II (collectively, the “EDSP”): This card constitutes a voting request to the VF Corporation Pension Plan Committee (the “Committee”), Administrator of the EDSP, to vote any shares of Common Stock held by the trustee of the grantor trust relating to the EDSP and credited to the participant’s EDSP account as of March 10, 2009, at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2009, and at any adjournments thereof, with the understanding that the Committee, pursuant to its discretionary powers under the EDSP, may reject this request and direct that the shares be voted in a contrary manner. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 ® Proxy — VF Corporation PROXY SOLICITATION/VOTING INSTRUCTION CARD Proxy Solicited on Behalf of the Board of Directors for Annual Meeting on April 28, 2009 The shareholder hereby appoints E.C. Wiseman and C.S. Cummings, and each of them acting individually, proxies of the shareholder, with full power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the shareholder on March 10, 2009, at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2009, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting. The shareholder hereby revokes any prior proxies. You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. UNLESS YOU VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THIS CARD, THE PROXIES CANNOT VOTE YOUR SHARES. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.